DEAN HELLER	STATE OF NEVADA	CHARLES E. MOORE
Secretary of State		Securities Administrator

RENEE L. PARKER		SCOTT W. ANDERSON
Chief Deputy		Deputy Secretary
Secretary of State		for Commercial Reordings

PAMELA RUCKEL	OFFICE OF THE	ELLICK HSU
Deputy Secretary	SECRETARY OF STATE	Deputy Secretary
for Southern Nevada		for Elections

Certified Copy

August 17, 2005

Job Number:	C20050816-1320
Reference Number:	00000331358-23
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of al requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050262409-90	Amendment	1 Pages/1Copies

Respectfully,

DEAN HELLER
Secretary of State

By /s/ Jacqueline Curry
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Entity #
DEAN HELLER	C13122-1999
Secretary of State	Document Number:
204 North Carson Street, Suite 1	20050262409-90
Carson City, Nevada 89701-4299	Date Filed:
(775) 684 5708	7/5/2005 8:00:47 AM
Website: secretaryofstate.biz	In the office of
Dean Heller
Secretary of State

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
for Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:
CARLETON VENTURES CORP.

2.           The articles have been amended as follows (provide article numbers, if available):

ARTICLE I

THE NAME OF THIS CORPORATION SHALL BE: URANERZ ENERGY CORPORATION.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favour of the amendment is: TWO-THIRDS.

4.           Effective date of filing (optional): 6/30/05

(must not be later than 90 days after the certificate is filed)

5.           Officer Signature (required):  /s/ Aileen Lloyd

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03